EXHIBIT 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is by and between Linda C. Chen (“Employee”) and Worldwide Wynn, LLC (“Employer”).

WHEREAS, Employee and Employer have entered in to that certain Employment Agreement dated as of October 27, 2006, as amended (the “Employment Agreement”);

WHEREAS, due to the ongoing negative economic climate, Employee and Employer desire to amend the Employment Agreement in order to assist Employer to maintain business stability thereby preserving Employee’s employment.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Base Salary. Effective February 16, 2009, the term “Base Salary” shall be mean $850,000 per annum.

2.	Other Provisions of Agreement. The parties acknowledge that the Employment Agreement is being modified only as stated herein, and agree that nothing else in the Employment Agreement shall be affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date below.

WORLDWIDE WYNN, LLC		EMPLOYEE

/s/ Matt Maddox		/s/ Linda C. Chen Linda C. Chen

By:	Matt Maddox	Date: February 16, 2009

Its:	Vice President & CFO